    As filed with the Securities and Exchange Commission on December 20, 1996
                                                   Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              SYMANTEC CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                          77-0181864
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)

                               10201 TORRE AVENUE
                          CUPERTINO, CALIFORNIA  95014
                    (Address of principal executive offices)

                 SYMANTEC CORPORATION 1996 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                              DEREK P. WITTE, ESQ.
                              SYMANTEC CORPORATION
                               10201 TORRE AVENUE
                          CUPERTINO, CALIFORNIA  95014
                                 (408) 253-9600
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                            Jeffery L. Donovan, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California  94306


                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------

Title of Securities to be     Amount         Proposed Maximum        Proposed Maximum           Amount of
        Registered            to be         Offering Price Per      Aggregate Offering      Registration Fee
                            Registered            Share                    Price
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.01        1,336,373(1)     $14.125(2)              $18,876,268.63(2)       $5,721
par value

(1) Shares registered pursuant to this Registration Statement previously available for issuance under the terminated Symantec Corporation 1988 Employees Stock Option Plan and that are now available for issuance under the Symantec Corporation 1996 Equity Incentive Plan in the event that options previously granted under the Symantec Corporation 1988 Employees Stock Option Plan expire, are cancelled or become unexercisable for any reason without having been exercised in full. Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectuses relating to this Registration Statement also relate to the shares registered under Form S-8 Registration Statement No. 333-07223. A total of 2,741,573 shares issuable under the Symantec Corporation 1996 Equity Incentive Plan have previously been registered under the Securities Act.

(2) Estimated pursuant to Rule 457(c) of the Securities Act based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on December 17, 1996, solely for the purpose of calculating the amount of the registration fee.

 INCORPORATION OF PREVIOUS REGISTRATION STATEMENT.

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 1,336,373 shares under the Symantec Corporation 1996 Equity Incentive Plan (the "PLAN"), which increase in shares was approved by the stockholders at Symantec Corporation's Annual Meeting of Stockholders on September 25, 1996. Pursuant to Instruction E, the contents of the Registrant's Form S-8 Registration Statement No. 333-07223 are hereby incorporated by reference.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Robert R. B. Dykes, his true and lawful attorney-in-fact and agent with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cupertino, State of California, on the 19th day of December, 1996.

                                   SYMANTEC CORPORATION

                                   By:  /s/ Robert R. B. Dykes
                                      ----------------------------------------
                                        Robert R. B. Dykes
                                        Executive Vice President/World-Wide
                                        Operations and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                       TITLE                      DATE
--------------------------    -------------------------    -----------------

CHIEF EXECUTIVE OFFICER:


/s/ Gordon E. Eubanks, Jr.    President, Chief Executive    December 19, 1996
---------------------------   Officer and Director
Gordon E. Eubanks, Jr.

       SIGNATURE                       TITLE                      DATE
--------------------------    -------------------------    -----------------

CHIEF FINANCIAL OFFICER:


/s/ Robert R. B. Dykes        Executive Vice President/     December 19, 1996
---------------------------   World-Wide Operations and
Robert R. B. Dykes            Chief Financial Officer


CHIEF ACCOUNTING
OFFICER:


/s/ Howard A. Bain III        Vice President/Finance and    December 19, 1996
---------------------------   Chief Accounting Officer
Howard A. Bain III


ADDITIONAL DIRECTORS:


/s/ Carl D. Carman            Chairman of the Board         December 19, 1996
---------------------------
Carl D. Carman


/s/ Charles M. Boesenberg     Director                      December 19, 1996
---------------------------
Charles M. Boesenberg


/s/ Walter W. Bregman         Director                      December 19, 1996
---------------------------
Walter W. Bregman


/s/ Robert S. Miller          Director                      December 19, 1996
---------------------------
Robert S. Miller

                                EXHIBIT INDEX

Document
--------
  4.01    Symantec Corporation 1996 Equity Incentive Plan.

  4.02 The Registrant's Restated Certificate of Incorporation (incorporated by reference to Annex G filed with the Registrant's Joint Management Information Circular and Proxy Statement (No. 000-17781) dated October 17, 1995).

  4.03    The Registrant's Bylaws, as currently in effect
          (incorporated by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form S-1 (File No. 33-28655) originally filed on May 19, 1989, and Amendment No. 1 thereto filed June 21, 1989, which Registration
          Statement became effective June 22, 1989).

  5.01    Opinion of Fenwick & West LLP.

 23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02    Consent of Ernst & Young LLP, Independent Auditors.

 23.03    Consent of Price Waterhouse, Independent Auditors.

 24.01    Power of Attorney (see page 3).